UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 15, 2024, WiSA Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders which was adjourned with respect to Proposal 3 only, the proposal to amend the Company’s Certificate of Incorporation to permit the Board to amend the by-laws of the Company, in order to solicit additional proxies on this proposal only. On March 29, 2024, the Company reconvened the Special Meeting of Stockholders (the “Reconvened Special Meeting”). Set forth below is the proposal that was voted on at the Reconvened Special Meeting and the stockholder votes on such proposal, as certified by the inspector of elections for the Reconvened Special Meeting. This proposal is described in further detail in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission on February 15, 2024 (the “Proxy Statement”).

As of the close of business on February 13, 2024, the record date for the Reconvened Special Meeting, there were an aggregate of 58,296,545 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued, outstanding and entitled to vote. Stockholders holding an aggregate of 35,279,432 shares of Common Stock were present at the Reconvened Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 3 – The proposal to amend the Company’s certificate of incorporation to permit the Company’s board of the directors to amend the Company’s bylaws, was not approved by the Company’s stockholders at the Reconvened Special Meeting. The final voting results were as follows:

For	Against	Abstain
23,081,471	3,052,358	1,745,639

There were 7,399,964 broker non-votes for Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer